FOR IMMEDIATE RELEASE	Exhibit 99.1

Celsius Holdings, Inc. to Release Third Quarter 2016 Financial Results on Thursday, November 10, 2016

Boca Raton, FL (November 3, 2016) –Celsius Holdings, Inc., (OTCQX:CELH), the creator and marketer of Celsius®, the world's first negative calorie drink, today announced that it will release financial results for the third quarter ended September 30, 2016 on Thursday, November 10, 2016 after the market close. Management will then host a conference call that same day at 4:30 pm Eastern Time to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

- US: 877-709-8150 - International: -201-689-8354

An audio replay of the call will be available on the Company's website at http://celsius.com/press-releases.

About Celsius Holdings, Inc.

Celsius Holdings Inc. (OTCQX: CELH) is a global nutritional science based company, founded in April 2004. Celsius® negative calorie drink is available in the form of ready to drink and powder formulas powered by MetaPlus™, a proprietary blend of quality ingredients including Green Tea with EGCG, Ginger, Taurine, Guarana, and B and C vitamins. Backed by multiple published university studies, drinking Celsius before exercise has been proven to help burn more body fat, burn 100 calories and more per serving and provide healthy energy.

Celsius comes in seven delicious flavors, carbonated and non-carbonated, and also in powder stick formulas that can be mixed with water. Celsius has no preservatives, no aspartame, no high fructose corn syrup, no artificial flavors or colors and is very low in sodium. The Celsius line of products is Kosher, vegan certified, Gluten Free, and sugar free. The first university study was conducted in 2005, and additional studies from the University of Oklahoma were conducted over the next five years. All studies were published in peer reviewed journals and validated the unique benefits Celsius provides to the consumer.

Celsius is available nationwide at retailers across all channels, including supermarkets, convenience stores, nutritional stores, mass merchants, health clubs, spas, gyms, specialty stores, the military and e-commerce websites.

For additional information, please visit www.celsius.com, and for all press inquiries and product samples, please contact John Filizzola at john@co-opagency.com.

Investor Relations:

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com

or

Cameron Donahue

(651) 653-1854

cameron@haydenir.com